Exhibit 10.12

SHERMEN WSC ACQUISITION CORP.

FOUNDER WARRANT

PURCHASE AGREEMENT

THIS FOUNDER WARRANT PURCHASE AGREEMENT (the “Agreement”) is made as of [                  ], 2007 between Shermen WSC Acquisition Corp., a Delaware corporation (the “Company”), on the one hand, and Shermen WSC Holding LLC, on the other hand (the “Purchaser”).

WHEREAS, the Purchaser is one of the Existing Stockholders of the Company; and

WHEREAS, in furtherance of the Company’s plan to obtain funding through an initial public offering (the “Offering”) of its units (the “Units”), each Unit consisting of one share of common stock, par value $.0001 per share, of the Company (“Common Stock”) and two warrants (the “Unit Warrants”) and each Unit Warrant entitling the holder thereof to purchase one share of Common Stock for $5.00 on the terms and subject to the conditions set forth in that certain Warrant Agreement dated the date hereof by and between the Company and Continental Stock Transfer & Trust Company, as the agent of the Company in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Unit Warrants;

WHEREAS, to demonstrate the commitment of the Purchaser to the Company’s Offering, the Purchaser desires to make an investment in the Company by purchasing, on the terms and conditions described herein, in a private placement 4,357,143 warrants (the “Founder Warrants”), each Founder Warrant entitling the holder thereof to purchase one share of Common Stock on the terms and subject to the conditions set forth in that certain Founder Warrant Agreement dated the date hereof (the “Founder Warrant Agreement”) by and between the Company and Continental Stock Transfer & Trust Company, as the agent of the Company in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Founder Warrants (in such capacity, the (“Founder Warrant Agent”);

WHEREAS, the consummation of this Agreement shall occur prior to the execution of the Underwriting Agreement between the Company and CRT Capital Group LLC (the “Representative”), which Underwriting Agreement is filed as an exhibit to the Company’s registration statement on Form S-1, File No. 333-133869, as the same has been and may be amended from time to time hereafter (the “Registration Statement”) and filed with the Securities and Exchange Commission (the “Commission”).

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.       Authorization, Purchase and Sale; Terms of the Founder Warrants.

A.         Authorization of the Founder Warrants.  The Company has authorized, and hereby ratifies such authorization by execution hereof, the issuance and sale in a private placement to the Purchaser of an aggregate of 4,357,143 Founder Warrants.

B.            Purchase and Sale of the Founder Warrants.  At the Closing (as defined below), the Company shall sell in a private placement to the Purchaser, and the Purchaser shall purchase from the Company, an aggregate of 4,357,143 Founder Warrants, subject to the terms and conditions hereof.  The purchase price of each Founder Warrant shall be $0.70 per Founder Warrant (the “Purchase Price”), which shall be paid in immediately available funds through wire transfers to the account (the “Account”) designated by the Company.  The Purchase Price shall be wired to the Account by the Purchaser so as to be on deposit in the Account no later than the date on which the SEC declares the Registration Statement effective.

Section 2.       The Closing.  The closing of the purchase and sale of the Founder Warrants to the Purchaser (the “Closing”) shall take place at the New York offices of Dechert LLP, or at such other time and place as the parties may mutually agree, but in no event later than the date on which the SEC declares the Registration Statement effective.  At the Closing, subject to the terms and conditions hereof, the Company shall cause the Founder Warrant Agent to issue a warrant certificate, registered in the Purchaser’s name.

Section 3.       Representations, Warranties and Covenants of Purchaser.  As a material inducement to the Company to enter into this Agreement and issue and sell the Founder Warrants to the Purchaser, the Purchaser hereby represents, warrants and covenants to the Company (which representations, warranties and covenants shall survive the Closing) that:

A.    Organization and Corporate Power.  The Purchaser is a company with limited liability duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.  The Purchaser has engaged in the transactions contemplated by this Agreement within a state in which the offer and sale of the Founder Warrants is permitted under applicable securities laws.  The Purchaser understands and acknowledges that the purchase of Common Stock on exercise of the Founder Warrants may require the registration of such Common Stock under Federal and/or state securities laws or the availability of an exemption from such registration requirements.

B.    Authorization; No Breach.

(i)        This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms.

(ii)       The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the respective terms hereof by the Purchaser do not and shall not as of the Closing conflict with or result in a breach of the terms, conditions or provisions of any other agreement, instrument, order, judgment or decree to which the Purchaser is subject.

C.    Waiver and Indemnification.

(i)        The Purchaser agrees not to seek recourse against the Trust Fund (as defined in the Registration Statement) for any reason whatsoever in connection with its purchase of the Founder Warrants or any and all known or unknown actions, causes of action, suits, claims, or proceedings (collectively, “Claims”) that may arise now or in the future and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith (collectively, “Losses and Expenses”) including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right relating to the purchase of the Founder Warrants and the transactions contemplated hereby.

(ii)       The Purchaser agrees to severally indemnify and hold harmless the Company, the Representative and the Trust Fund against any and all Losses and Expenses whatsoever to which the Company, the Representative and the Trust Fund may become subject as a result of the purchase of the Founder Warrants by the Purchaser, including but not limited to any Claim by the Purchaser of the Founder Warrants, but only to the extent necessary to ensure that such Losses and Expenses do not reduce the amount in the Trust Fund.  To the extent that the foregoing several indemnification by the Purchaser may be unenforceable for any reason, the Purchaser agrees to make the maximum contribution permissible by applicable law to the payment and satisfaction of any Losses and Expenses relating to Claims that may or will otherwise reduce the amount in the Trust Fund.

(iii)      The Purchaser acknowledges and agrees that the stockholders of the Company, including those who purchase the Units in the Offering, are and shall be third-party beneficiaries of the foregoing provisions of Section 4C of this Agreement.

(iv)      The Purchaser agrees that to the extent any waiver of rights under this Section 4C is ineffective as a matter of law, the Purchaser has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right.  The Purchaser acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

D.    Transfer Restrictions.  The Purchase agrees that it shall not sell, transfer, assign, encumber, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of the Founders Warrants prior to the consummation of a Business Combination (as that term is defined in the Founder Warrant Agreement); provided, however, that the Purchaser may transfer Founder Warrants to its members so long as each such member agrees in writing to be bound by the terms and conditions of this Agreement, including the transfer restrictions set forth in this Section 3D.

E.     Securities Laws.

(i)        The Purchaser represents and warrants that it will acquire the Founder Warrants to be purchased by it hereunder (and any shares of Common

Stock purchased upon the exercise of any Found Warrant) for its own account for the purpose of investment and not with a view to the resale or distribution of any part thereof and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.

(ii)       The Purchaser acknowledges that it can bear the economic risk and complete loss of its potential investment in the Founder Warrants to be purchased by it hereunder and that the Purchaser has experience in such investment, financial, business and tax matters as to enable it to evaluate the merits and risks of the investment in the Founder Warrants.  The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act of 1933, as amended (the “Securities Act”), or has consulted a “purchaser representative” as defined in Rule 501(h) of Regulation D with respect to the Founder Warrants and the transactions contemplated by this Agreement.

(iii)      The Purchaser acknowledges and agrees that the Founder Warrants (and any shares of Common Stock purchased upon the exercise of any Found Warrant) will constitute “restricted securities” under the Securities Act inasmuch as they are or will be acquired from the Company in a transaction not involving a public offering and that, under applicable laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances.  Each Subscriber is familiar with Rule 144 promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act, as presently in effect, and understands the resale limitations imposed on the Founder Warrants (and any shares of Common Stock purchased upon the exercise of any Found Warrant) thereby and by applicable provisions of the Securities Act.

(iv)      Without limiting the foregoing, no transfer of the Founder Warrants (and any shares of Common Stock purchased upon the exercise of any Found Warrant) shall be made by the Purchaser except (i) a transfer pursuant to an effective registration statement under the Securities Act, (ii) a transfer complying with Rule 144 (as then in effect) or (iii) a transfer to a third party in a cash transaction pursuant to an exemption from the registration requirements of the Securities Act, as confirmed in an opinion of the Purchaser’s counsel acceptable to the Company.

(v)       The Purchaser hereby acknowledges and agrees that each of the certificates representing the Founder Warrants  (and any shares of Common Stock purchased upon the exercise of any Found Warrant) shall bear a legend substantially as follows:

“The securities represented by this Certificate may not be sold, pledged, hypothecated or otherwise disposed of unless registered under the Securities Act of 1933, as amended, and any applicable state securities law, or unless an exemption from applicable registration requirements is available.”

Section 4.      Termination.  This Agreement may or will be terminated at any time prior to the consummation of the Closing under the following described circumstances:

(i)        automatically upon the mutual written consent of the Company and the Purchaser; or

(ii)       by either of the Company or the Purchaser by delivery of written notice thereof, if the Offering shall not have been consummated prior to the one-month anniversary of the date of this Agreement.

Section 5.       Miscellaneous.

A.         Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.  Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement.

B.       Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C.    Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

D.       Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.  The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E.     Governing Law.  The general corporation law of the State of New York shall govern all issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of New York.

F.     Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.  Such notices, demands and other communications shall be sent:

If to the Company:	Shermen WSC Acquisition Corp.
c/o The Shermen Group
1251 Avenue of the Americas
Suite 900
New York, New York 10020

With a copy to:	Dechert LLP
30 Rockefeller Plaza
New York, New York 10112
Attn: Gerald Adler, Esq.

If to the Purchaser:

At the address of the Purchaser as set forth in the records of the Company or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

G.       No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[Signatures appear on the next page]

IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement on the date first written above.

Shermen WSC Acquisition Corp.

By:
	Name:	G. Kenneth Moshenek
	Title:	President and Chief Operating Officer

Shermen WSC Holding LLC

By:	Shermen Capital Partners, LLC,
its Managing Member

By:
		Name:	Francis P. Jenkins, Jr.
		Title:	Managing Member